EXHIBIT 10.H

Valley National Bancorp

Directors Deferred Compensation Plan

Effective as of June 1, 2004

Valley National Bancorp

Directors Deferred Compensation Plan

Valley National Bancorp

Directors Deferred Compensation Plan

1. Purposes. The purpose of this Valley National Bancorp Directors Deferred Compensation Plan (the “Plan”) is to provide the members of the Board of Directors (the “Board”) of Valley National Bancorp (the “Company”) with the opportunity to elect to defer receipt of some or all retainer fees that would otherwise have been paid in cash, and have those retainer fees treated as if they were credited in restricted stock units of the Company, with such credited amounts then satisfied by the Company delivering restricted stock of the Company (or, in certain circumstances, by having the credited amounts being paid out in cash).

2. Definitions. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

(a) “Administrator” shall mean the committee or committees forth in Section 3(b), to whom the Board has delegated the authority to take action under, and to administer, the Plan.

(b) “Beneficiary” shall mean the Participant’s estate.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

(d) “Deferral Account” shall mean the account or subaccount established and maintained by the Administrator for specified cash deferrals and cash contributions attributable to a Participant, as described in Section 5. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

(f) “Participant” shall mean any member of the Board who is not an employee of the Company who participates or makes an election to participate in the Plan.

(g) “Plan Year” shall mean the calendar year.

(h) “Restricted Stock Units or RSUs” shall mean those amounts credited to a Participant’s Deferral Account, which give such Participant the right to receive one share of Company restricted stock on such terms and conditions are established under the Stock Plan. The terms and conditions of such awards (including the vesting provisions related thereto) will in all instances be applied to the Restricted Stock Units credited hereunder.

(i) “Stock Plan” shall mean the Valley National Bancorp 2004 Director Restricted Stock Plan, as it may be adopted and/or modified from time to time, or any successor thereto.

(j) “Valuation Date” shall mean the close of business on each business day, unless otherwise determined from time to time by the Administrator.

3. Administration.

(a) Authority. The Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary or appropriate to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan. The Administrator may appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

(b) Administrator. The Administrator shall be a committee consisting of such number of individuals as shall be determined by the Board, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board. Any member of the Administrator may resign at any time. No member of the Administrator shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. With respect to any provisions of this Plan under which an investment rate of return (with respect to cash being distributed under this Plan to a Participant), the Administrator shall consist solely of members of the Board who are not Participants. The members of the Administrator shall not receive any special compensation for serving in their capacities as members of the Administrator, but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Administrator or any member thereof in any jurisdiction.

(c) Limitation of Liability. Each member of Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary or affiliated entity, the Company’s outside accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company, the Board or the Administrator to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Administrator, nor any person to whom duties have been delegated hereunder, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

4. Participation. Each member of the Board of Directors of the Company who is not an employee of the Company shall be eligible to participate in the Plan.

5. Deferrals. To the extent authorized by the Administrator, a Participant may elect to defer some or all cash fees to be paid or awarded to him or her by the Company, or such other compensation, fees or awards as may be designated by the Administrator. The Administrator may impose (1) limitations on the amounts permitted to be deferred, (2) limitations on the timing and form of deferrals, (3) limitations on amounts of deferrals for particular Participants, and (4) terms and conditions regarding deferrals under the Plan.

(a) Elections. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable. Deferral election forms filed by a Participant will apply for the given Company fiscal year, and a new deferral election must be filed for future fiscal years, which new deferral election must be filed prior to the commencement of the Plan Year in which the new fiscal year begins.

If a Participant ceases to be a member of the Board prior to a scheduled payment, then the Deferral Account will be distributed in cash following such cessation, adjusted in a manner determined by the Administrator, unless otherwise provided herein or unless otherwise provided by law.

(b) Date of Election. An election to defer cash fees must be received by the Administrator prior to the date specified by the Administrator. Under no circumstances may a Participant defer receipt of retainer or other fees to which the Participant has attained, at the time of deferral, a legally enforceable right to such amounts, as determined in the sole discretion of the Administrator.

6. Deferral Accounts.

(a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of cash fees deferred with respect to each Deferral Account will be credited to such Deferral Account in the form of RSUs, in such quantity as is determined pursuant to a formula determined by the Board, as of the date on which the cash fees otherwise would have been paid to a Participant.

(b) RSU Adjustments. The number of RSUs credited under the Plan will be appropriately adjusted from time to time to reflect any cash or stock dividends paid on or with respect to Company common stock, as well as stock splits and stock combinations (and similar events) with respect to Company common stock. RSU adjustments under this Section 6(b) will be effected by the Administrator as of the date on which the event giving rise to the adjustment occurs.

7. Settlement of Deferral Accounts.

(a) Form of Payment. The Company shall settle a Participant’s Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by delivery to the Participant of such number of shares of restricted stock as are represented by RSUs credited to such Participant’s Deferral Account (with any fractional RSU being settled in cash). As additional compensation to such Participants, the Company shall pay the par value of any such shares of Company common stock to be so delivered. In the event that the Administrator determines that delivery of shares of Company common stock in satisfaction of a Participant’s Deferral Account would cause substantial adverse tax or consequences (or would result in a violation of the federal securities laws) to the Participant, other Participants or to the Company, then the Administrator will delay delivery of such shares for up to one year, if such delay would eliminate the risk of such consequences, or will instead deliver cash if elimination of the risk is not possible. In that event, the cash settlement will be equal to the amount of cash fees deferred by the Participant under the Plan, adjusted in a manner determined by the Administrator in its sole discretion.

(b) Restricted Stock Terms. The terms and conditions of such restricted stock will be determined pursuant to the Stock Plan. Notwithstanding the above, in the event that the Stock Plan is not approved by the Company’s shareholders at its 2005 meeting, or if the Stock Plan is not submitted to the Company’s shareholders at that meeting, then each Participant’s Deferral Account will be distributed prior to the end of April 2005, and will be settled in cash. The amount distributed in that event will be equal to the amount of cash fees deferred by the Participant under the Plan, adjusted in a manner determined by the Administrator in its sole discretion.

(c) Timing of Payments. Payments in settlement of a Deferral Account, which will be made in the form of restricted stock (except to the extent otherwise provided herein), shall be made as soon as practicable following the meeting of the Company’s shareholders that next follows the deferral.

8. Statements. The Administrator will periodically furnish statements to each Participant reflecting the amount credited to his or her Deferral Account as of a Valuation Date.

9. Amendment/Termination. The Board may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, shareholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall adversely affect the right of such Participant to payment of his or her Deferral Account, as of the date of such action, unless such action is required in order to comply with law or to prevent adverse tax consequences to the Participant or the Company.

10. General Provisions.

(a) Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

(b) Receipt and Release. Payments or other distributions (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the amounts deferred and relating to the Deferral Account to which the payments or other distributions relate, against the Company or any subsidiary or affiliated entity thereof or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect.

(c) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company or applicable affiliated entity for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company or the applicable affiliated entity.

(d) Compliance. A Participant in the Plan shall have no right to receive payment or other distribution (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the Stock Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on any interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any applicable stock exchange or automated quotation system, any state securities laws applicable to such a transfer, any provision of the Company’s Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

(e) Other Participant Rights. No provision of the Plan or any transaction hereunder shall confer upon any Participant any right to continue to be a member of the Board, or to interfere in any way with the right of the Company or a subsidiary to increase or decrease the amount of any fees payable to such Participant. Subject to the limitations set forth in Section 10(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

(f) Legal Fees and Expenses. The Company shall pay all reasonable legal fees and expenses which a Participant may incur in respect of obtaining from the Company any benefit to which he is entitled under the Plan. The Company will also pay all issuance costs related to payments associated with a Participant’s Deferral Account, including payment of the par value of shares of Company common stock, as specified above.

(g) Tax Withholding. The Company and any subsidiary or affiliated entity shall have the right to deduct from amounts and shares otherwise payable or to be distributed in settlement of a Deferral Account, any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment. To the extent permissible by applicable law, and to the extent permitted by the Administrator, shares of Company common stock that would otherwise be delivered to the Participant may be withheld by the Company and used to satisfy such withholding requirements.

(h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(i) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account, and neither the Company nor any subsidiary or affiliated entity nor the Administrator shall be liable or responsible therefor.

(j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular, and male references shall include female and neuter, and vice versa.

(k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

(l) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any specific assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan.

11. Claim and Appeal Procedures. The Administrator shall provide adequate notice in writing to any Participant or to any Beneficiary (“Claimant”) whose claim for benefits under the Plan has been denied. The Administrator’s notice to the Claimant shall set forth:

(a) The specific reason for the denial;

(b) Specific references to pertinent Plan provisions upon which the Administrator based its denial;

(c) A description of any additional material and information that is needed; and

(d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Administrator within seventy-five (75) days after receipt of the Administrator’s notice of denial of benefits. The Administrator’s notice must further advise the Claimant that his failure to appeal the action to the Administrator in writing within the seventy-five (75) day period will render the Administrator’s determination final, binding and conclusive.

If the Claimant should appeal to the Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he or his duly authorized representative feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Administrator shall re-examine all facts to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administrator shall advise the Claimant of its decision within sixty (60) days of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Administrator render a decision respecting a denial for a claim of benefits later than one hundred twenty (120) days after its receipt of a request for review.

The Administrator’s notice of denial of benefits shall identify the name and address to whom the Claimant may forward his or her appeal.

12. Effective Date. The Plan shall be effective as of June 1, 2004.